UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRELIMINARY SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Infosmart Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Infosmart Group, Inc.

5th Floor, QPL Industrial Building
126-140 Texaco Road
Tsuen Wan, Hong Kong

________________, 2007

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Infosmart Group, Inc. to be held at the Company’s principal executive officers located at Fifth Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, New Territories, Hong Kong on Wednesday, January 9, 2008 at 10 a.m. (local time).

At the meeting, shareholders will be asked to vote on the re-election of seven directors, the ratification of the appointment of Parker Randall CF (H.K.) CPA Limited as the Company’s independent registered public accounting firm for the Company’s 2007 fiscal year, and the authorization of the Board of Directors of the Company to effect, in its discretion, a reverse stock split of the Company’s shares of common stock, no par value, in a range from two-for-one (2:1) to ten-for-one (10:1) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first.

The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered at the meeting.

Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting.

Thank you for your continued support of Infosmart Group, Inc.

Sincerely,

/s/ Andrew Chung Yuen Chang
Andrew Chung Yuen Chang
Chairman of the Board

Infosmart Group, Inc.

5th Floor, QPL Industrial Building
126-140 Texaco Road
Tsuen Wan, Hong Kong

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

____________, 2007

TO THE SHAREHOLDERS OF INFOSMART GROUP, INC.:

The annual meeting of the shareholders of Infosmart Group, Inc., a California corporation, (the “Company”), will be held on Wednesday, January 9, 2008, at 10 a.m. (local time), at the Company’s principal executive officers located at Fifth Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, New Territories, Hong Kong for the following purposes:

1.  To re-elect seven directors to serve until the 2009 annual meeting of shareholders.

2.	To ratify the appointment of Parker Randall CF (H.K.) CPA Limited as the Company's independent registered public accounting firm for the 2007 fiscal year.

3.
To authorize the Company’s Board of Directors to effect, in its discretion, a reverse stock split of the Company’s shares of common stock, no par value, in a range from two-for-one (2:1) to ten-for-one (10:1) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first.

4.  To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on November 26, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. We hope that you will attend the meeting, but if you cannot do so, please complete, date, and sign the enclosed proxy card and return it in the accompanying envelope as promptly as possible. Your proxy card or broker may also provide instructions on voting electronically. Returning the enclosed proxy card (or voting electronically) will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Andrew Chung Yuen Chang
Chairman of the Board of Directors

Hong Kong
_______________, 2007

Infosmart Group, Inc.

5th Floor, QPL Industrial Building
126-140 Texaco Road
Tsuen Wan, Hong Kong

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD

_________________, 2007

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Infosmart Group, Inc., a California corporation (the “Company”), for use at the annual meeting of shareholders to be held on Wednesday, January 9, 2008, at 10 a.m. (local time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Company’s principal executive offices located at Fifth Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, New Territories, Hong Kong. The Company intends to mail this proxy statement and accompanying proxy card on or about December 10, 2007 to all shareholders entitled to vote at the annual meeting.

ABOUT THE MEETING

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock or Series B Convertible Preferred Stock on November 26, 2007 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote on three items:

1.  The election of seven directors (see page 4).

2.  The ratification of Parker Randall CF (H.K.) CPA Limited as the Company’s independent registered public accounting firm for the 2007 fiscal year (see page 8).

3.  The authorization of the Board to effect, in its discretion, a reverse stock split of the Company’s shares of common stock in a range from two-for-one (2:1) to ten-for-one (10:1) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first (see page 9).

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are three ways to vote:

•	By completing and returning your proxy card in the postage-paid envelope provided by the Company;

•	By following the instructions for electronic voting using the Internet or telephone, which are printed on your proxy card; or

•	By voting in person at the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1. FOR each of the persons nominated by the Board of Directors to serve as directors.

2. FOR the ratification of the appointment of Parker Randall CF (H.K.) CPA Limited as independent registered public accounting firm for the 2007 fiscal year.

3. FOR the authorization of the Board to effect, in its discretion, a reverse stock split of the Company’s shares of common stock in a range from two-for-one (2:1) to ten-for-one (10:1) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first.

Unless you give contrary instructions on your proxy card, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card would authorize Mr. Parker Seto and Mr. Po Nei Sze to vote on such matters in their discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

For holders of common stock, you will have one vote for each share of the Company’s common stock that you owned on the Record Date. For holders of Series B Convertible Preferred Stock, you will have one vote for each share of that number of whole shares of common stock into which such holder’s Series B shares could be converted on the Record Date.

How many votes can be cast by all shareholders?

The Company had _____________ outstanding shares of common stock on the Record Date, and each of these shares is entitled to one vote. The Company had ____________ outstanding shares of Series B Convertible Preferred Stock on the Record Date convertible into ____________ shares of common stock, each common stock of which is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

The holders of a majority of the Company’s common stock outstanding on the Record Date and the holders of a majority of the Company’s Series B Convertible Preferred Stock must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least ______________ common shares and ___________ Series B shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

The required vote to approve a resolution giving the Board of Directors discretionary authority to amend the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s shares of common stock, no par value (the “Common Stock”) in a range from two-for-one (2:1) to ten-for-one (10:1) (the “Reverse Stock Split”) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first, is (i) the affirmative vote of a majority of the outstanding shares of common stock on the Record Date present in person or represented by Proxy at the meeting, and (ii) sixty-seven percent (67%) of that number of whole shares of common stock of the Company into which the outstanding shares of Series B Convertible Preferred Stock could be converted on the Record Date. An abstention with respect to this proposal is not an affirmative vote and therefore will have the same effect as a negative vote.

For all other proposals, the affirmative vote of a majority of the Common Stock shares and a majority of the Series B Convertible Preferred Stock shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to these proposals will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

If a broker indicates on the proxy that it does not have discretionary authority as to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

Can I change my vote?

Yes. You may change your vote by sending in a new proxy card with a later date, or, if you are a shareholder of record, sending written notice of revocation to the Company’s Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on November 26, 2007 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

•	FOR each of the nominees for director named in this proxy statement;

•	FOR ratification of the appointment of Parker Randall CF (H.K.) CPA Limited as the independent registered public accounting firm for the Company for the 2007 fiscal year.

•
FOR the authorization of the Board to effect, in its discretion, a reverse stock split of the Company’s shares of common stock in a range from two-for-one (2:1) to ten-for-one (10:1) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first

DISSENTERS’ RIGHT OF APPRAISAL

Dissenters have no right of appraisal with respect to any matter to be acted upon at the annual meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company is fixed by the Board of Directors, and may be increased or decreased by resolution of the Board of Directors. Currently, the Board has fixed the number of directors at seven persons.

The Nominating Committee has recommended for nomination and the Board of Directors has approved the nominations of seven persons to serve as directors until the 2009 annual meeting, or until each director’s successor is elected and qualified. Each of the nominees has agreed to serve if elected. The nominees are as follows:

Name	Age	Current Position with the Company
Andrew Chung Yuen Chang (1)	38	Chairman of the Board of Directors
Po Nei Sze (2)	34	Director, Chief Financial Officer, Treasurer, Secretary
Chung Kwok (3)	40	Director
Simon Lee (4)	38	Director
Wai Chuen Leung (5)	42	Director
Joseph Chang (6)	40	Director
Chi-Man Lam (7)	42	Director

(1)	Mr. Chang does not qualify as independent within the meaning of the AMEX rules and regulations. He does not serve on any committees of the Board. Mr. Chang is the Chairman of the Board.
(2)	Ms. Sze does not qualify as independent within the meaning of the AMEX rules and regulations. She does not serve on any committees of the Board.
(3)	Mr. Kwok does not qualify as independent within the meaning of the AMEX rules and regulations. He does not serve on any committees of the Board.
(4)	Mr. Lee qualifies as an independent director within the meaning of the AMEX rules and regulations. He currently serves as a member of the Audit, Compensation, and Nominating Committees.
(5)	Mr. Leung qualifies as an independent director within the meaning of the AMEX rules and regulations. He does not serve on any committees of the Board.
(6)	Mr. Chang qualifies as an independent director within the meaning of the AMEX rules and regulations. He currently serves as a member of the Audit, Compensation, and Nominating Committees.
(7)	Mr. Lam qualifies as an independent director within the meaning of the AMEX rules and regulations. He currently serves as a member of the Audit, Compensation, and Nominating Committees.

The biographical background and a description of any substantial interest in the Company of each nominee for director is as follows.

ANDREW CHUNG YUEN CHANG has served as our Chairman of the Board since August 16, 2006. In 1995, he founded Hung Tat International (HK) Ltd. (“Hung Tat”), a telecommunications devices manufacturing business, which today employs 1,400 workers and has revenues of $15 million. Hung Tat exports most of its output to the U.S., and its major customers include Family Dollar, Best Buy, Circuit City, Southern Telecom, and jWIN Electronics. Mr. Chang holds a Master of Economics degree from the University of Macquaire, Australia and a Bachelor of Commerce degree from the University of New South Wales, Australia where he majored in accounting.

PO NEI SZE has served as our director, Chief Financial Officer, Treasurer, and Secretary since August 16, 2006. Ms. Sze co-founded Infosmart Group Limited, a company incorporated in the British Virgin Islands (“Infosmart BVI”), in 2002 and oversaw its finance, human resources, accounting, purchasing, and shipping departments. The Company effected a reverse merger with Infosmart BVI on August 16, 2006. Ms. Sze received her degree in Business Administration from the British Columbian Institute of Technology in Canada.

CHUNG KWOK has served as our director since August 16, 2006. Mr. Kwok also served as our Chief Executive Officer and President from August 16, 2006 until his resignation on August 21, 2007. Mr. Kwok co-founded Infosmart Group Limited, a company incorporated in the British Virgin Islands (“Infosmart BVI”), in 2002, with which the Company effected a reverse merger on August 16, 2006. He has over twelve years’ experience in the optical storage media industry. Mr. Kwok received his Bachelor of Mathematics degree from the Chinese University of Hong Kong.

SIMON LEE has served as our director since March 16, 2007. Mr. Lee graduated from the Chinese University of Hong Kong in 1990 majoring in physics. He obtained his Masters in Business Administration from the Chinese University of Hong Kong where he specialized in accounting and finance stream. He is a Fellow Member of the Association of Chartered Association Accountants of the United Kingdom and a member of the Hong Kong Institute of Certified Public Accountants. Mr. Lee has been an instructor in the School of Accountancy at the Chinese University of Hong Kong and is currently a Lecturer in the School of Accountancy and Law at the Faculty of Business of the Hong Kong Baptist University. He is also a Research Fellow of the Corporate Governance and Financial Policy Centre of Hong Kong Baptist University. Mr. Lee is regularly invited by multinational companies to provide training to professionals in the banking and personal financial management sector.

WAI CHUEN LEUNG has served as our director since July 4, 2007. Mr. Leung has extensive experience in auditing and accounting. Concurrent to his directorship with the Company, he is the Chief Financial Officer of Sinobest Technology Holdings Ltd., a position he has held since May 2005. From August 2004 to September 2005, Mr. Leung was the Independent Non-Executive Director for Maxx Bioscience Holdings Ltd. From December 2004 to March 2005, he was the Financial Controller for Pro-Health International Group Ltd. From December 2001 to December 2004, he was the Financial Controller for WLS Holdings Ltd. Mr. Leung graduated from the University of Hong Kong with a Bachelor’s degree in Social Sciences. He also received a Master’s degree in Business Administration from the University of Manchester and the University of Wales. In addition, Mr. Leung will soon receive his Master’s degree in Business with a concentration in Logistics Management from the RMIT University.

JOSEPH CHANG has served as our director since June 4, 2007. Mr. Chang has extensive experience in corporate finance, investment consulting, and business management. Concurrent to his directorship with the Company, he is the Chief Executive Officer of Active Asia Investments (HK) Limited, a position he has held since January 2007. From 2003 to 2006, Mr. Chang was the Chief Executive Officer of Global Trend Investment Consulting Limited. From March 2000 to April 2003, Mr. Chang was the Chief Financial Officer and Chief Operating Officer for HWACOM Systems, a systems integration company in the telecommunications/networking industry. Mr. Chang graduated from the National Taiwan Institution of Technology with a major in Industrial Management and a sub-major in MIS. He also graduated from the Banking and Insurance Department from the National Business College of Taipei.

CHI-MAN LAM has served as our director since August 9, 2007. Mr. Lam has extensive experience in business management. Concurrent to his directorship with the Company, he runs Vision Products Limited, a trader in toys and gift products, which he founded in 1997. Mr. Lam is a graduate of the Chinese University of Hong Kong with both a Bachelor’s degree and a Master’s degree in Business Administration.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE.

The Board of Directors and its Committees

Our Board of Directors currently consists of seven members. Our bylaws provide that our directors will be elected at each annual meeting of the shareholders. Their term of office will run until the 2009 annual meeting of the shareholders and until their successors have been elected and qualified or until their earlier death, resignation, or removal.

Our Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, the Board provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management.

There are three committees of the Board of Directors — the Audit Committee, the Compensation Committee, and the Nominating Committee. Committee assignments will be re-evaluated annually and approved during the Board meeting which follows the annual meeting of shareholders. The Board has determined that, in its judgment as of the date of this Proxy Statement, each of the Company’s directors, other than Andrew Chung Yuen Chang, Po Nei Sze, and Chung Kwok, are independent directors within the meaning of Section 121A of the American Stock Exchange (the “AMEX”) Company Guide. Accordingly, all of the members of the Audit, Compensation, and Nominating Committees are independent within the meaning of AMEX Company Guide Section 121A.

On June 4, 2007, the Board created the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board and each committee has adopted charters for all of such committees. Copies of these charters are attached to this Proxy Statement as Exhibit A, B, and C.

During the fiscal year ended December 31, 2006, the Board held four meetings. Each director attended all of the meetings of the Board and the Board committees of which he was a member in 2006.

Attendance of Directors at Shareholder Meetings

Directors are also expected to attend the annual meeting of shareholders. The Board believes that director attendance at shareholder meetings is appropriate and can assist directors in carrying out their duties. When directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a director from attending a meeting.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee assists Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor, and prepares the report that the Securities and Exchange Commission (“SEC”) requires to be included in the Company’s annual proxy statement. The current members of the Audit Committee are Simon Lee (Chairman), Joseph Chang, and Chi-Man Lam. The Audit Committee did not meet during 2006 because it was not formed until June 4, 2007. The Board has determined that Mr. Lee is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-B, and is “independent” within the meaning of AMEX Company Guide Section 121A.

Compensation Committee

The Compensation Committee is responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Company’s executive officers and general employees and other policies, providing assistance and recommendations with respect to the compensation policies and practices of the Company. The current members of the Compensation Committee are Simon Lee, Joseph Chang, and Chi-Man Lam (Chairman). The Compensation Committee did not meet during 2006 because it was not formed until June 4, 2007.

The Compensation Committee will:

•
On an annual basis, without the participation of the Chief Executive Officer, (i) review and approve the corporate goals and objectives with respect to compensation for the Chief Executive Officer, (ii) evaluate the Chief Executive Officer's performance in light of the established goals and objectives, and (iii) set the Chief Executive Officer's annual compensation, including salary, bonus, incentive and equity compensation.

•
On an annual basis, review and approve (i) the evaluation process and compensation structure for the Company’s other senior executives, and (ii) the Chief Executive Officer’s evaluation of the performance and his recommendations concerning the annual compensation, including salary, bonus, incentive, and equity compensation, of other company executive officers, and (iii) the recruitment, retention, and severance programs for the Company’s senior executives, and (iv) review the compensation structure for the Board of Directors.

•
As appropriate, make recommendations to the Board with respect to executive incentive-compensation plans and equity-based plans and administer any incentive plans and bonus plans that include senior officers. Stock option grants are made by the Options Committee, for non-senior officers, but are ratified by the Compensation Committee in its compensation review.

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting, and other advisors such as consultants and shall determine the extent of funding necessary for the payment of compensation to such persons.

Nominating Committee

The Nominating Committee identifies and evaluates candidates for election to the Company’s Board of Directors. The current members of the Nominating Committee are Simon Lee, Joseph Chang, and Chi-Man Lam. The Committee did not meet during 2006 because it was not formed until June 4, 2007.

The Nominating Committee selects candidates for director who, in the view of the Nominating Committee and based on all available information and relevant considerations, are most suited for membership on the Board. The process for identifying and evaluating nominees for director is as follows:

•	The Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

•
The Committee will evaluate the qualifications and performance of the incumbent directors that desire to continue their service. In particular, as to each such incumbent director, the Committee will (i) consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the Committee; (ii) review the assessments of the performance of the director during the preceding term made by the Company’s Governance Committee; and (iii) determine whether there exists any special, countervailing considerations against re-nomination of the director.

•
If the Committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated, the Committee will, absent special circumstances, propose the incumbent director for re-election.

•
The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death, or disability of an incumbent director or a decision of the directors to expand the size of the Board.

•
The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates; where such a search firm is engaged, the Committee shall set its fees and scope of engagement.

•
As to each recommended candidate that the Committee believes merits consideration, the Committee will (i) cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate; (ii) determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director; (iii) determine if the candidate possesses any of the specific qualities or skills that under the Committee’s policies must be possessed by one or more members of the Board; (iv) consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and (v) consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

•
The Committee may, in its discretion, solicit the views of the Chief Executive Officer, other members of the Company’s senior management, and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors.

•	In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.

In making its selection, the Nominating Committee will consider director candidates recommend by shareholders. In addition to the criteria for evaluation of other candidates to the Board (as listed above), the Nominating Committee may consider the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The Committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual meeting.

If a shareholder wishes to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to the Company’s 2008 annual meeting, the shareowner must give advance written notice to the Company by January 8, 2008. Pursuant to SEC Rule 14a-4(c)(1), if proposals are received prior to the meeting they may be voted upon with the discretionary authority granted to the proxies in this proxy statement and attached proxy card.

Shareholders may submit candidate recommendations for presentation at the Company’s 2009 annual meeting of shareholders by delivery of such proposal to the Company at its corporate offices no later than August 12, 2008. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation, and shares held.

Shareholder Communications with Non-Management Members of the Board

The Company’s Board of Directors has not adopted a formal process for shareholders to send communications to the independent members of the Board. Shareholders may, however, communicate with the non-management members of the Board by sending correspondence addressed to a non-management member to Infosmart Group, Inc., 5th Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong. Concerns relating to accounting, internal controls, or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Parker Randall CF (H.K.) CPA Limited (“Parker Randall”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2007. PKF Hong Kong was the Company’s independent registered public accountants for the fiscal year ending December 31, 2006. The Board has endorsed the appointment of Parker Randall, and this appointment is being presented to the shareholders for ratification.

Representatives of Parker Randall are expected to be present at the 2008 annual meeting (either in person or by teleconference), will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Parker Randall as the Company’s independent registered public accountants is not required by the Company’s bylaws or otherwise. The Board, however, is submitting the appointment of Parker Randall to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Parker Randall. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter approved by the Board, a copy of which may be found attached to this Proxy Statement as Exhibit A. The charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor. Because the Audit Committee Charter was not adopted until June 2007, however, the Audit Committee did not convene with regards to the following oversight responsibilities with respect to the audited financial statements included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006:

•	reviewing and discussing the audited financial statements with management;

•
discussing with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board;

•
receiving the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board, and discussing with the independent accountant the independent accountant’s independence; and

•	based on the review and discussions referred to above, recommending to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB.

Respectfully submitted,

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Simon Lee, Chairman of the Audit Committee _______________________

Principal Accountant Fees and Services

The following table sets forth fees billed to us by PKF Hong Kong (“PKF”), our auditors during the fiscal years ended December 31, 2006 and December 31, 2005, for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.
	Fiscal Years
	2006	2005
Audit Fees(1)	$111,138	$59,600
Audit Related Fees(2)	5,791	559
Tax Fees(3)	15,258	14,988
All Other Fees(4)	—	—
Total	$132,187	75,147

(1)  These are fees for professional services performed by PKF for the audits of our annual financial statements, included in our annual report on Form 10-KSB, review of financial statements included in our quarterly reports on Form 10-QSB, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)  These are fees for professional services performed by PKF for the review of our SB-2 registration statements.

(3)  Consists of professional services performed by PKF with respect to tax compliance.

(4)  Consists of incidental expenses relating to (1) through (3) above.

The Company’s Audit Committee must pre-approve all engagements of the independent auditor by the Company, as required by the Audit Committee’s charter (and the rules of the Securities and Exchange Commission), including audit and non-audit services. The pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitutes not more than 5% of the total fees paid by the company to its auditors during the fiscal year, (ii) such services were not recognized by the company at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the Audit Committee or by one or more members of the Audit Committee who has been authorized by the Audit Committee to grant such approvals. The Audit Committee’s policies regarding pre-approval of engagements to render audit and non-audit services do not include delegation of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934 to the Company’s management. A copy of the full Audit Committee charter can be found attached to this Proxy Statement as Exhibit A.

The Audit Committee Charter was not adopted until June 2007 and, therefore, did not convene with regards to the accounting fees detailed above for the year ended December 31, 2006.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PARKER RANDALL CF (H.K.) CPA LIMITED AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 - REVERSE STOCK SPLIT

The Board of Directors has approved a resolution giving the Board of Directors discretionary authority to amend the Company’s Articles of Incorporation (“Amendment”) to effect a reverse stock split of the Company’s shares of common stock, no par value (the “Common Stock”) in a range from two-for-one (2:1) to ten-for-one (10:1) (the “Reverse Stock Split”) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first. The Board has approved the range of the split ratio based upon a review of the capital structure of the Company, including shares and convertible instruments outstanding, share price, general market conditions, and the potential benefits from the Reverse Stock Split.

The Amendment will be referred to in this Proxy Statement as the “Reverse Stock Split Amendment.” The proposed form of the Reverse Stock Split Amendment is attached to this Proxy Statement as Exhibit D. The Reverse Stock Split Amendment will become effective on the date it is filed with the Secretary of State of California, which date will be selected by the Board on or prior to the Company’s 2009 annual meeting of shareholders. The Board reserves the right to forego or postpone filing the Reverse Stock Split Amendment if such action is determined not to be in the best interests of the Company and its shareholders. If the Reverse Stock Split Amendment is not effected by the Board on or before the 2009 annual meeting of shareholders, the authority to file the Reverse Stock Split Amendment and effect the Reverse Stock Split will lapse.

If the Reverse Stock Split is effected by the Board, the Board will fix a record date for determining the shares subject to the Reverse Stock Split. As of the date of this Proxy Statement, the Board has not fixed a record date for the Reverse Stock Split.

The Board believes that the Reverse Stock Split will be in the best interests of the Company and its shareholders because the Company believes the Reverse Stock Split will maximize shareholder value. Management believes that the Reverse Stock Split is in the Company's best interest in that it may increase the trading price of its Common Stock. An increase in the price of the Common Stock could, in turn, generate greater investor interest in the Company, thereby enhancing the marketability of the Company’s Common Stock to the financial community. The potential increases in the trading price and greater interest from the financial community could ultimately improve the trading liquidity of the Common Stock. Moreover, should the Company decide at some point to apply for listing on a different stock exchange such as AMEX or Nasdaq, the reverse stock split  may increase the Company’s ability to meet any trading price related listing requirements of such exchange.

The effect of the Reverse Stock Split would be to reduce the total number of shares of the Common Stock issued and outstanding from ______________ to a range between approximately ______________ to ________________. In addition, the conversion price of the Series B Convertible Preferred Stock will be adjusted so that the number of shares of Common Stock issuable upon the conversion of the Series B Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares. The Reverse Stock Split, however, will affect all of the holders of Common Stock and Series B Convertible Preferred Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except for insignificant changes that will result from the rounding of fractional shares.

If the Reverse Stock Split is effected, it will take place without any action on the part of the holders of all classes of Common Stock and Series B Convertible Preferred Stock and without regard to current certificates representing shares of all classes of Common Stock being physically surrendered for certificates representing the number of shares of all classes of Common Stock each shareholder is entitled to receive as a result of the Reverse Stock Split. New certificates of the Common Stock will not be issued.

No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional share will be rounded to the next whole share.

The Reverse Stock Split was not adopted as a result of management’s knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, solicitation in opposition to management, or otherwise. As of the date of this Proxy Statement, our charter and bylaws contain no provisions having an anti-takeover effect the adoption of the Reverse Split is not part of a plan by management to adopt a series of such amendments, and management does not intend to propose other anti-takeover measures.

In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders. There are no adverse material consequences or any anti-takeover provisions in either our Articles of Incorporation or bylaws that would be triggered as a consequence of the Reverse Stock Split. The Articles of Incorporation or bylaws do not address any consequence of the Reverse Stock Split.

Certain Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Stock Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign, or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Proxy Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder.

EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a shareholder as a result of the Reverse Stock Split; provided, however, any whole shares received in lieu of fractional shares may result in a taxable gain or loss. The aggregate tax basis of the shares received in the Reverse Stock Split will be the same as the shareholder’s aggregate tax basis in the shares exchanged. The shareholder’s holding period for the shares received in the Reverse Stock Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Stock Split. The Company’s views regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

The Reverse Split will take effect upon the filing of an amendment to the Company’s Articles of Incorporation with the Secretary of State of California.

Vote Required

The affirmative vote of the majority of Common Stock present in person or represented by Proxy at the meeting and entitled to vote on the subject matter and sixty-seven percent (67%) of that number of whole shares of common stock of the Company into which the outstanding shares of Series B Convertible Preferred Stock could be converted on the Record Date will be required to approve the Reverse Stock Split.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT, GIVING THE BOARD OF DIRECTORS THE AUTHORITY, IN ITS DISCRETION, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S SHARES OF COMMON STOCK IN A RANGE FROM TWO-FOR-ONE (2:1) TO TEN-FOR-ONE (10:1) AT ANY TIME DURING THE NEXT TWELVE MONTHS OR PRIOR TO THE 2009 ANNUAL MEETING OF SHAREHOLDERS, WHICHEVER OCCURS FIRST.

PROPOSAL 4 - OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the 2008 annual meeting. If any other matters are properly brought before the 2008 annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:
			INITIAL ELECTION OR
NAME	AGE	POSITION HELD	APPOINTMENT DATE
Parker Seto	39	Chief Executive Officer, President	August 21, 2007
Po Nei Sze	34	Chief Financial Officer, Treasurer, Secretary, and Director	August 16, 2006
Andrew Chung Yuen Chang	38	Chairman of the Board	August 16, 2006
Chung Kwok	40	Director	August 16, 2006
Simon Lee	38	Director	March 16, 2007
Wai Chuen Leung	42	Director	July 4, 2007
Joseph Chang	40	Director	June 4, 2007
Chi-Man Lam	42	Director	August 9, 2007

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements, or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships among the directors and executive officers.

Business Experience

The business experience of the Company’s directors is provided above.

PARKER SETO has served as our Chief Executive Officer and President since August 21, 2007. Mr. Seto served as a director of the Company from March 16, 2007 until his resignation on August 9, 2007. He has extensive experience in initial public offerings and auditing public companies and provides financial advisory services. Concurrent to his position with the Company and since 2002, Mr. Seto is an advisor to several mid-sized businesses in Hong Kong and mainland China for general business management consultation. From 2005 to June 2007, Mr. Seto was Managing Director of WestPark Capital, Inc. He graduated from the Chinese University of Hong Kong in Professional Accountancy stream with a Bachelor of Business Administration (Honour) in 1990. Mr. Seto is a Member of the American Institute of Certified Public Accountants, Fellow Member of the Association of Chartered Certified Accountants in United Kingdom, and member of the Hong Kong Institute of Certified Public Accountants.

Legal Proceedings

Except as otherwise set forth below, none of the directors or executive officers has, during the past five years:

(a)
Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)
Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)
Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Chung Kwok, director of the Company, is a twenty-five percent (25%) shareholder and director of Mega Winner, a corporation incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, which is currently subject to a bankruptcy lawsuit filed against it by Media Lab Ltd., an Australian company, in Hong Kong’s High Court on February 11, 2004. The court ruled for Mega Winner to be wound-up (Companies Winding-up No. 1360 of 2003). A Liquidator was appointed on March 1, 2004, and the liquidation is currently in progress.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission (the “Commission”) initial reports of beneficial ownership and reports of changes in beneficial ownership of any class of our equity securities. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). Based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us and except as otherwise set forth herein, we believe that during the 2006 fiscal year our directors, executive officers, and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements, except: Andrew Chang, Chung Kwok, Po Nei Sze, and Prime Corporate Developments Ltd. filed their initial statements of beneficial ownership two days late; Chung Kwok, Po Nei Sze, and Prime Corporate Developments Ltd. filed Form 4’s on November 2, 2006 reflecting the automatic conversion of their Series A Preferred shares into common stock that occurred on October 17, 2006 and certain gift transfers of Series A Preferred shares that occurred on October 11, 2006; Sau Wan Lui filed a Form 3 on November 2, 2006 representing the acquisition of shares pursuant to certain gift transfers of Series A Preferred shares on October 11, 2006, and a Form 4 on November 2, 2006 reflecting the automatic conversion of the Series A Preferred shares into common stock; Andrew Chang did not file a Form 4 reflecting certain gift transfers of Series A Preferred shares on October 11, 2006 and the automatic conversion of the Series A Preferred shares into common stock on October 17, 2006; and Godwin Wong did not file an initial statement of beneficial ownership.

Director Independence

Four of our directors -- Simon Lee, Wai Chuen Leung, Joseph Chang, and Chi-Man Lam -- are independent directors as that term is defined under AMEX Company Guide Section 121A.

Code of Ethics

We have adopted a code of ethics that applies to all directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, and members of the board of directors. We will provide to any person, without charge and upon request, a copy of the code of ethics. Any such request must be made in writing to the Company, c/o Investor Relations, 5th Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong.

Indemnification

Our Articles of Incorporation, as amended, and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by California law. In addition, our Articles of Incorporation provide that the personal liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

Section 317(b) of the California Corporations Code (the “Code”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

Section 317(c) of the Code permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. No indemnification, however, may be made under Section 317(c) for any of the following:

(1)
In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(2)	Of amounts paid in settling or otherwise disposing of a pending action without court approval.

(3)	Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 317(d) of the Code provides that, to the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in Section 317(b) or (c) or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 317(g) provides that indemnification authorized by the Code shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to California corporate law. The indemnification provided for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation.

The rights to indemnity under the Code continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in the Code affects any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

A California corporation also has the power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section.

DIRECTOR AND EXECUTIVE COMPENSATION

Summary of Compensation

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the fiscal year ended December 31, 2006. The following table summarizes all compensation for fiscal year 2006 received by our Chief Executive Officer (principal executive officer), our Chief Financial Officer (principal financial officer), and the Company’s two most highly compensated executive officers who earned more than $100,000 in fiscal year 2006.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chung Kwok, CEO, President, and Director (1)	2006	$70,913	0	0	0	0	0	0	$70,913
Kevin R. Keating, former President, Secretary, Treasurer, and Director (2)	2006	$0	0	0	0	0	0	0	$0
Po Nei Sze, CFO, Treasurer, Secretary, and Director	2006	$85,063	0	0	0	0	0	0	$85,063

(1) The compensation expense recognized under FAS123R during 2006 relates to option grants made to the executive prior to January 1, Mr2006. No option grants were given to this officer during 2006.
(1)  Mr. Kwok resigned as our Chief Executive Officer effective August 21, 2007. Mr. Kwok remains a member of our Board of Directors.
(2)  Mr. Keating resigned as our President, Secretary, Treasurer, and Director effective August 16, 2006.

Equity Awards

The following table sets forth certain information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each of our named executive officers outstanding as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Chung Kwok	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Kevin R. Keating	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Po Nei Sze	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Grants of Plan-Based Awards to Executive Officers in 2006

No plan-based awards were granted to our named executive officers in fiscal year 2006.

Option Exercises and Stock Vesting

There were no exercises of stock options, SARS, or similar instruments, or vesting of stock during fiscal year 2006 for each of the named executive officers.

Pension Benefits

None of the named executive officers participates in any pension benefit plan adopted by the Company.

Nonqualified Deferred Compensation Plans

None of the named executive officers participates in any nonqualified deferred compensation plan adopted by the Company.

Employment Agreements

In August 2007, our predecessor entity, Infosmart Group, Limited, a company incorporated in the British Virgin Islands (“Infosmart BVI”), entered into an employment agreement with Parker Seto that provided for a starting monthly salary of HK$83,000. Such salary is subject to an annual review by Infosmart BVI’s Board of Directors (“Infosmart BVI Board”) at a time determined by the Infosmart BVI Board. Under the terms of the agreement, Mr. Seto is also entitled to receive reimbursements for all reasonable business, office personnel, company-related entertainment, and travel expenses that he incurs or he pays for on behalf of Infosmart BVI.

In June 2006, Infosmart BVI entered into an employment agreement with Po Nei Sze that provided a starting monthly salary of HK$50,000 or approximately US$6,435. Such salary is subject to an annual review by the Infosmart BVI Board at a time determined by the Infosmart BVI Board. Under the terms of the agreement, Ms. Sze is also entitled to receive reimbursements for all reasonable business, office personnel, company-related entertainment, and travel expenses that she incurs or she pays for on behalf of Infosmart BVI.

In July 2006, Infosmart BVI entered into an employment agreement with Andrew Chang that provided a starting monthly salary of HK$50,000 or approximately US$6,435. Such salary is subject to an annual review by the Infosmart BVI Board at a time determined by the Infosmart BVI Board. Under the terms of the agreement, Mr. Chang is also entitled to receive reimbursements for all reasonable business, office personnel, company-related entertainment, and travel expenses that he incurs or he pays for on behalf of Infosmart BVI.

Each of the above-described employments agreements state the officer and/or directors employment may be terminated immediately, without Infosmart BVI’s prior notice or payment in lieu of notice if at any time the officer and or director (1) becomes physically or mentally disabled whether totally or partially so that he is substantially unable to perform his duties for a period of or for 30 days in the aggregate in any period of six consecutive months, (2) is convicted of a criminal offense, except one which in the reasonable of Infosmart BVI’s Board does not affect his position with Infosmart BVI at the time of such conviction, (3) commits repeated or continued (after warning) any persistent or material breach of the employment agreement; (4) is guilty of willful neglect in discharging his duties or commits any grave misconduct which in the absolute opinion of the Infosmart BVI Board tends to bring himself or Infosmart BVI into disrepute; or (5) commits an act of bankruptcy or compounded with his creditors generally or is guilty of conduct which would make his continued appointment prejudicial to the interests of Infosmart BVI. Further, the agreements provide for employee insurance, mandatory provident fund benefits, and, after completion of the three-month probation period, medical insurance. These agreements also contain restrictive covenants preventing competition with Infosmart BVI during their employment and for a period of 12 months after termination, and also covenants preventing the use of confidential business information, except in connection with the performance of their duties for Infosmart BVI, during or at any time after termination of their employment.

We expect to assume the above-described employment agreements our officers and directors currently have with Infosmart BVI.

There are no other employment agreements or arrangements with any of our directors or named executive officers. We do not have a long term incentive plan or arrangement of compensation with any individual in the group of officers and directors.

Director Compensation

The following director compensation disclosure reflects all compensation awarded to, earned by, or paid to the directors below for the fiscal year ended December 31, 2006.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Andrew Chung Yuen Chang	$38,580	0	0	0	0	0	$38,580
Godwin Wong	$17,500	0	0	0	0	0	$17,500
Chung Kwok (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Po Nei Sze (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)  This director is also a named executive officer, and his/her compensation for service as a director is reflected in the Summary Compensation Table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our common stock as of November 5, 2007 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock or Series B Convertible Preferred Stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise stated, the address for each person listed below is c/o Infosmart Group, Inc., 5th Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws. As of November 5, 2007, there were 143,412,863 shares of common stock issued and outstanding and 621,227.283 shares of Series B Convertible Preferred Stock issued and outstanding, and we have based our calculation of the percentage of beneficial ownership on such numbers.

In computing the number of shares of common stock beneficially owned by a person and the percent ownership of that person, we deemed outstanding shares of common stock subject to warrants or options held by that person that are currently exercisable or purchasable within 60 days of November 5, 2007 and shares of common stock that Series B Convertible Preferred Stock held by that person is convertible into. We did not deem these shares outstanding for purposes of computing the percent ownership of any other person.

	COMMON STOCK		SERIES B CONVERTIBLE PREFERRED STOCK
NAME AND ADDRESS (1)	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES
Named Executive Officers and Directors:
Parker Seto	0	*	0	*
Po Nei Sze	62,370,292(2)	43.5%	0	*
Andrew Chung Yuen Chang	9,483,727	6.6%	0	*
Chung Kwok	17,625,392	12.3%	0	*
Simon Lee	0	*	0	*
Wai Chuen Leung	0	*	0	*
Joseph Chang	0	*	0	*
Chi-Man Lam	0	*	0	*
Five Percent Shareholders:
Prime Corporate Developments Ltd.	62,370,292(2)	43.5%	N/A	N/A
Sau Wan Lui (3)	20,757,376	14.5%	N/A	N/A
CIM Dividend Income Fund Ltd (4)	10,546,907(5)	6.9%	142,857.143	23.0%
CIM Dividend Income Investment Fund Limited (6)	N/A	N/A	64,285.714	10.4%
Dynamic Decisions Strategic Opportunities (7)	N/A	N/A	83,006.003	13.4%
Platinum Global Dividend Fund Limited (8)	N/A	N/A	120,389.000	19.4%
Sovgem Limited (9)	N/A	N/A	35,714.286	5.8%
All Officers and Directors as a Group (8 persons)	89,479,411	62.4%	0	*

 * Less than one percent beneficially owned.

(1)	Unless otherwise indicated, the address of the beneficial owner or management will be c/o Infosmart Group, Inc., 5th Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong.
(2)	Ms. Sze is the sole owner of Prime Corporate Developments Ltd. and exercises sole voting and investment control over such shares.
(3)	The address for this shareholder is No. 188, Victoria Road, Hong Kong.
(4)	The address for this shareholder is 1 Regent Street, London, England SW1Y 4NS.
(5)
This number includes 400,000 shares of common stock and 6,315,489 shares of common stock that are exercisable under warrants held by CIM Dividend Income Fund Ltd. This number also assumes the conversion of 142,857.143 shares of Series B Convertible Preferred Stock held by CIM Dividend Income Fund Ltd, in which each share of Series B Convertible Preferred Stock is converted into 26.819924 shares of common stock, which amount is 3,831,417.715 shares of common stock on an as-converted basis. Thus, the percentage of common stock beneficially owned by CIM Dividend Income Fund Ltd is based on a total of 153,559,770 shares of common stock outstanding as of November 5, 2007. Figures may vary slightly due to rounding.

(6)	The address for this shareholder is c/o Continental Stock Transfer & Trust, 17 Battery Place, 8th Floor, New York, NY 10004.
(7)	The address for this shareholder is c/o Morgan Stanley, 25 Cabot Square, London, England E14 4QA.
(8)	The address for this shareholder is c/o Bishop Rosen & Co., 100 Broadway, 16th Floor, New York, NY 10005.
(9)	The address for this shareholder is No. 6 Britannia Place, Bath Street, St. Helier Jersey, England JE2 RSU.

Change in Control

To the knowledge of management, there are no present arrangements or pledges of securities of our company that may result in a change of control of the company.

On July 7, 2006, the Company entered into an Exchange Agreement with KI Equity Partners LLC, Prime Fortune Enterprises Ltd. (“Prime”), the equity owners of Prime, namely, Chung Kwok, Po Nei Sze and Prime Corporate Developments Limited (the “Prime Shareholders”), and Hamptons Investment Group Ltd. (“Hamptons”) (collectively the “Infosmart BVI Shareholders”) to acquire all of the equity ownership of Infosmart Group Limited, a company incorporated in the British Virgin Islands (“Infosmart BVI”) through the acquisition of Prime, the former 100% direct equity owner and holding company of Infosmart BVI. Under the terms of the Exchange Agreement, immediately prior to the closing of the share exchange transaction, Hamptons was to receive 58.82352 shares of Prime’s capital stock as payment for its services as a finder in connection with the exchange transaction.

On August 11, 2006 and prior to the closing of the share exchange transaction, however, Prime’s and Infosmart BVI’s boards of directors and their respective shareholders agreed to restructure the ownership of Infosmart BVI’s issued capital stock, resulting in the transfer of the entire equity ownership of Infosmart BVI directly to Chung Kwok and the Prime Shareholders. On August 14, 2006, the Company entered into a First Amendment to the Exchange Agreement with KI Equity, Prime, the equity owners of Prime, Infosmart BVI, the equity owners of Infosmart BVI (which also consisted of Chung Kwok, Lui Sau Wan, and Prime Corporate Developments Limited), and Hamptons, whereby Infosmart BVI and the Infosmart BVI Shareholders replaced Prime and the Prime Shareholders as parties to the Exchange Agreement and assumed all of Prime’s and the Prime Shareholders’ obligations, representations, warranties, liabilities, and responsibilities under the Exchange Agreement, including Prime’s obligation to issue the shares of stock to compensate Hamptons for its services immediately prior to the closing of the share exchange transaction. Pursuant to the Exchange Agreement, as amended by the First Amendment, the Company acquired all of the outstanding shares of Infosmart BVI’s capital stock from the equity owners of Infosmart BVI and Hamptons, and the Infosmart BVI Shareholders transferred and contributed all of their Infosmart BVI shares to the Company. In exchange, the Company issued to the Infosmart BVI Shareholders 1,000,000 shares of the Company’s Series A Preferred Stock, which were convertible into 116,721,360 shares of the Company’s common stock and have since been converted in full. The share exchange transaction closed on August 16, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Described below are certain transactions or series of transactions during the last two years between us and our executive officers, directors, and the beneficial owners of 5% or more of our common stock, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds $120,000, other than compensation arrangements that are otherwise required to be described under "Executive Compensation."

Prior to the Share Exchange Transaction

The Company had a revolving $500,000 line of credit with Frank Yuan, former Chief Executive Officer of the Company, and his spouse, Vicky Yuan. The line of credit bore interest at 8% per annum and was to expire on February 2006. The line of credit was terminated, and the Company’s obligations thereunder were assumed by ASAP Show, Inc.

Pursuant to a Stock Option Assumption Agreement entered into between the Company and Frank Yuan as of May 31, 2005 (“Option Assumption Agreement”), Mr. Yuan agreed to assume all obligations of the Company with respect to options to purchase 36,025 shares of the Company’s common stock held by certain employees and consultants. In connection with the Option Assumption Agreement, Mr. Yuan delivered a certificate representing 36,025 shares of the Company’s common stock, which shares may be cancelled to the extent Yuan fails to deliver shares to such holders upon exercise.

Pursuant to the terms of the Amended and Restated Securities Purchase Agreement (“SPA”) by and among KI Equity, the Company, and Frank Yuan dated August 25, 2005, Mr. Yuan agreed to indemnify KI Equity and the Company for certain claims and liabilities arising prior to the closing of the Amended SPA for a limited time.

On May 31, 2005, the Company entered into a Transfer and Assumption Agreement (“Assumption Agreement”) with Frank Yuan and ASAP Show, Inc. (“ASAP”), a then wholly owned subsidiary of the Company, under which the Company transferred all of its Assets (as defined therein) to ASAP and ASAP assumed all of the Company’s liabilities (“Assumed Liabilities”). Under Section 5 of the Assumption Agreement, ASAP and Mr. Yuan agreed to indemnify the Company for any claims and liabilities relating to the Assumed Liabilities. Further, pursuant to Section 3 of the Assumption Agreement, an indemnity reserve for $50,000 (“Indemnity Escrow”) was established to satisfy any claims that may arise for indemnity under the Amended SPA or the Assumption Agreement. The Company has retained the Indemnity Escrow beyond the six month period after the closing of the Amended SPA pending the resolution of the Preference Action discussed below.

On March 7, 2006, a complaint was filed against the Company in a Chapter 7 bankruptcy proceeding in U.S. Bankruptcy Court in the District of Delaware in the matter captioned In Re: Factory 2-U Stores, Inc. (“Preference Action”). The complaint seeks to recover from the Company $91,572 in alleged preferential transfers made to the Company by the debtor during the ninety-day period prior to the filing of the debtor’s bankruptcy petition. The Company intends to defend against such preference claim by asserting that such transfers were made in the ordinary course of business and such other available defenses. The Company filed its answer to the compliant on or about April 20, 2006. To the extent the Company incurs any losses, costs, or damages with respect to the preference claim, including attorneys’ fees and related costs, the Company believes it may recover such losses, costs, and damages from Frank Yuan and ASAP pursuant to the indemnification provisions under the Assumption Agreement and/or Amended SPA. The Company has informed Mr. Yuan and ASAP that it intends to seek indemnification from them with respect to the preference claim. Further, the Company has informed Mr. Yuan and ASAP that the $50,000 reserve originally due to be paid March 30, 2006 under the terms of the Assumption Agreement will be retained by the Company until this preference claim is resolved to satisfy any potential indemnity claims.

Effective October 5, 2005, the Company entered into a contract with Vero Management, L.L.C. (“Vero”) for managerial and administrative services, which contract was amended effective November 1, 2005. Vero has not been engaged to provide, and Vero does not render, legal, accounting, auditing, investment banking, or capital formation services. Kevin R. Keating, a former officer and director of the Company, is the manager of Vero. The term of the contract was for one year, but the contract may be terminated at any time. In consideration of the services provided, Vero was paid $2,500 for each month in which services are rendered. The Company’s contract with Vero was terminated effective at the closing of the share exchange transaction with Infosmart Group, Limited, a company incorporated in the British Virgin Islands (“Infosmart BVI”), on August 16, 2006 (“Share Exchange”).

Kevin R. Keating was the sole officer and a director of the Company prior to the Share Exchange. Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity, (which was the majority shareholder of the Company prior to the closing of the Share Exchange), Keating Securities, LLC, the registered broker-dealer affiliate of Keating Investments, LLC, and KAMS. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KI Equity, KAMS, or Keating Securities, LLC and disclaims any beneficial interest in the shares of the Company’s common stock owned by KI Equity. Similarly, Keating Investments, LLC, KI Equity, KAMS, and Keating Securities, LLC disclaim any beneficial interest in the shares of the Company’s common stock currently owned by Kevin R. Keating. Kevin R. Keating is also the manager and sole member of Vero Management, LLC, which had a management agreement with the Company that terminated effective as of the closing of the Share Exchange.

Margie L. Blackwell, Luca Toscani, and Jeff L. Andrews were directors of the Company prior to the closing of the Share Exchange. Ms. Blackwell and Mr. Toscani are each members of Keating Investments, LLC, and Mr. Andrews is a Vice President of Keating Investments, LLC.

At the closing of the Share Exchange and pursuant to the terms of the share exchange agreement with Infosmart BVI, the Company entered into financial advisory agreement with Keating Securities, LLC (“Keating Securities”), a registered broker-dealer, under which Keating Securities was compensated by the Company for its advisory services rendered to the Company in connection with the Exchange. Prior to the exchange, the Company was a public shell company. The transaction advisory fee of $450,000 was paid to Keating Securities at the closing of the Share Exchange.

Keating Securities and Axiom Capital Management, Inc. (“Placement Agents”) acted as placement agents in connection with the private placement that closed in August of 2006 in which we sold Series B Convertible Preferred Stock and common stock purchase warrants. For their services, the Placement Agents received a commission equal to 8% of the gross proceeds from the offering and a non-accountable expense allowance equal to 2% of the gross proceeds. In addition, the Placement Agents received, for nominal consideration, warrants to purchase 10% of the total number of shares of common stock into which the Series B Convertible Preferred Stock issued in the private placement may be converted, with an exercise price of $0.326 per share. The warrants are fully vested and have a term of five years. The Placement Agent warrants have registration rights similar to the registration rights afforded to the holders of Series B Convertible Preferred Stock and Warrants. A total of 2,931,035 warrant shares were granted to the Placement Agents, of which 1,658,045 were transferred to Keating Securities’ agents and employees.

At the closing of the Share Exchange, the Company entered into an aftermarket support agreement between with Keating Aftermarket Support, LLC (“KAMS”), with such terms and conditions as mutually acceptable to Infosmart BVI, the Company, and KAMS. Pursuant to this agreement, the parties agreed that: (i) KAMS shall provide after market support services to the Company for a period of one year after the closing of the Share Exchange with the monthly retainer to be paid to KAMS for such services being $12,500, (ii) the Company shall engage a qualified research firm approved by KAMS to issue an independent research report and provide research coverage on the Company following the closing of the Share Exchange, with the Company being responsible for paying an estimated total cost of $35,000 for an initial independent research report and three subsequent quarterly reports thereafter, and (iii) the Company agreed to allocate a $400,000 annual budget for third party aftermarket support and investor relations services for the one year period after closing of the Share Exchange.

The Share Exchange Transaction

On July 7, 2006, the Company entered into an Exchange Agreement with KI Equity Partners LLC, Prime Fortune Enterprises Ltd. (“Prime”), the equity owners of Prime, namely, Chung Kwok, Po Nei Sze, and Prime Corporate Developments Limited (the “Prime Shareholders”), and Hamptons Investment Group Ltd. (“Hamptons”) (collectively the “Infosmart BVI Shareholders”) to acquire all of the equity ownership of Infosmart Group Limited, a company incorporated in the British Virgin Islands (“Infosmart BVI”) through the acquisition of Prime, the former 100% direct equity owner and holding company of Infosmart BVI. Under the terms of the Exchange Agreement, immediately prior to the closing of the share exchange transaction, Hamptons was to receive 58.82352 shares of Prime’s capital stock as payment for its services as a finder in connection with the exchange transaction.

On August 11, 2006, Prime’s and Infosmart BVI’s boards of directors and their respective shareholders agreed to restructure the ownership of Infosmart BVI’s issued capital stock, resulting in the transfer of the entire equity ownership of Infosmart BVI directly to Chung Kwok and the Prime Shareholders. On August 14, 2006, the Company entered into a First Amendment to the Exchange Agreement with KI Equity, Prime, the equity owners of Prime, Infosmart BVI, the equity owners of Infosmart BVI (which also consisted of Chung Kwok, Lui Sau Wan, and Prime Corporate Developments Limited), and Hamptons, whereby Infosmart BVI and the Infosmart BVI Shareholders replaced Prime and the Prime Shareholders as parties to the Exchange Agreement and assumed all of Prime’s and the Prime Shareholders’ obligations, representations, warranties, liabilities, and responsibilities under the Exchange Agreement, including Prime’s obligation to issue the shares of stock to compensate Hamptons for its services immediately prior to the closing of the share exchange transaction. Pursuant to the Exchange Agreement, as amended by the First Amendment, the Company acquired all of the outstanding shares of Infosmart BVI’s capital stock from the equity owners of Infosmart BVI and Hamptons, and the Infosmart BVI Shareholders transferred and contributed all of their Infosmart BVI shares to the Company. In exchange, the Company issued to the Infosmart BVI Shareholders 1,000,000 shares of the Company’s Series A Preferred Stock, which were convertible into 116,721,360 shares of the Company’s common stock and have since been converted in full. The share exchange transaction closed on August 16, 2006.

Chung Kwok is currently a director of the Company, and the dollar value of Mr. Kwok’s interest in the share exchange transaction was approximately $206,831 at the time of closing. Po Nei Sze is currently an executive officer of the Company, and the dollar value of Ms. Sze’s interest in the share exchange transaction was approximately $731,905 at the time of closing. Lui Sau Wan is a 5% shareholder of the Company, and the dollar value of Ms. Lui’s interest in the share exchange transaction was approximately $243,584 at the time of closing.

GENERAL INFORMATION

Shareholder Proposals

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2009 annual meeting of shareholders and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than August 12, 2008, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2008 annual meeting or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to the meeting, the shareowner must give advance written notice to the Company by January 8, 2008. Pursuant to SEC Rule 14a-4(c)(1), if proposals are received prior to the meeting they may be voted upon with the discretionary authority granted to the proxies in this proxy statement and attached proxy card.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation, and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.

Form 10-KSB - Annual Report

Enclosed herewith is the Company’s Annual Report on Form 10-KSB for the 2006 fiscal year. Additional copies may be requested in writing. Such requests should be submitted to Ms. Po Nei Sze, Chief Financial Officer, Infosmart Group, Inc., 5th Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong. Exhibits to Form 10-KSB will also be provided upon specific request. The materials will be provided without charge.

Andrew Chung Yuen Chang
Chairman

__________________, 2007

EXHIBIT A

INFOSMART GROUP, INC.
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

Originally Adopted June 4, 2007
Amended and Restated November 15, 2007

I.  Introduction and Purpose

Infosmart Group, Inc. (the "Company") is a publicly held company and operates in a complex, dynamic, highly competitive, and regulated environment. In order to assure the kind of informed decision-making beneficial to the Company and its stockholders, much of the Board's oversight occurs through the standing committees of the Board, such as the Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company's financial reporting and public disclosure activities.

The Audit Committee's primary duties and responsibilities are to:

•
Assist Board oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors.

•	Prepare the report that Securities and Exchange Commission (SEC) rules require to be included in the Company's annual proxy statement.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities specified in Section IV of this Charter.

The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Audit Committee.

The Audit Committee shall have the authority to retain, without prior permission from the Board or management, special legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to any advisors employed by the Committee and for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

II.  Composition

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

A.	Independence

The Audit Committee shall be comprised of three or more Directors each of whom shall have been affirmatively determined by the Board to be independent Directors as defined by the SEC and the American Stock Exchange (“AMEX”).

B.	Financial Literacy and Expertise

Each member of the Audit Committee shall be financially literate; as such qualification is interpreted by the Company's Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be an "Audit Committee Financial Expert" as defined by the SEC. (If the Company does not have an "Audit Committee Financial Expert" on the Audit Committee it shall disclose that fact and the reasons therefore). At least one member of the Audit Committee shall have accounting or related financial management expertise as defined by AMEX. These determinations shall be made by the Board of Directors.

III.  Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. One of those meetings shall focus on review and approval of annual financial statements and related information. To the extent practicable, each of the Audit Committee members shall attend each of the regularly scheduled meetings in person.

A majority of the Audit Committee members currently holding office constitutes a quorum for the transaction of business. The Audit Committee shall take action by the affirmative vote of a majority of the Audit Committee members present at a duly held meeting.

IV.  Responsibilities and Duties

The Audit Committee shall undertake the following responsibilities and duties:

A.	Retain and terminate the Company's independent auditors (subject, if applicable, to shareholder ratification) and pre-approve all audit and non-audit services.

B.
At least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company. Evaluate the independent auditor's qualifications, performance and independence.

C.	Review and evaluate the lead partner of the independent auditor.

D.
Ensure the regular rotation of the lead independent audit partner as required by law. Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

E.
Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

F.	Review with management and the independent auditor the following:
o	Major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles
o	Major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies
o	The effect of regulatory and accounting initiatives, as well as off-balance sheet structure, on the financial statements of the Company

G.
Discuss earnings press releases, as well as financial information provided to analysts and rating agencies. The discussion may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not discuss in advance each earnings release.

H.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

I.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures including the Company's risk assessment and risk management policies.

J.	Meet separately, periodically, with management and with internal auditors.

K.	Periodically consult with the independent auditor, outside the presence of management, about the auditor's judgments about:
o	The quality, and not just the acceptability, of the Company's accounting principles as applied to its financial reporting
o	The Company's internal controls
o	The completeness and accuracy of the Company's financial statements
o	The responsibilities, budget and staffing of the Company's internal audit function

L.	Review with the independent auditor any audit problems or difficulties and management's response.

M.	Review and discuss quarterly reports from the independent auditor on:
o	All critical accounting policies and practices to be used
o
All alternative treatments with Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor

o	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences

N.	Monitor compliance with Audit Committee approved policies regarding the hiring of employees or former employees of the independent auditors.

O.	Report regularly to the Board of Directors.

P.	Conduct an annual performance evaluation of the Audit Committee.

Q.	Ensure appropriate procedures are established and maintained:
o	To permit the Audit Committee to monitor the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters
o	To permit the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters to the Audit Committee

R.	Review the significant findings from supervisory examination reports of state and federal agencies and the corrective action taken by management to such reports.

S.	Review the significant recommendations made to management by the internal auditing department and management's responses.

T.	Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

U.
Review and approve the appointment and replacement of the Chief Audit Executive (CAE). The Audit Committee will have direct input into evaluations of the CAE's performance as well as any decisions regarding CAE compensation.

V.	Review management's determination of the adequacy of the consolidated allowance for loan and lease loss reserves.

W.	Review and reassess the adequacy of this Charter at least annually.

X.	Review with management and the independent auditor the basis for their reports issued under 12 CFR section 363.2(b).

V.  Qualification

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of Company management and the independent auditor. Nor is it the duty or responsibility of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

EXHIBIT B

INFOSMART GROUP, INC.
BOARD OF DIRECTORS
COMPENSATION COMMITTEE CHARTER

Originally Adopted June 4, 2007
Amended and Restated November 15, 2007

Responsibilities

The Compensation Committee of the Board of Directors of Infosmart Group, Inc. (the "Compensation Committee") will be responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Executive Officers of Infosmart Group, Inc. (“ISGI”), ISGI’s general employee compensation and other policies, providing assistance and recommendations with respect to the compensation policies and practices of ISGI.

In particular, the Compensation Committee will:

•
On an annual basis, without the participation of the Chief Executive Officer, (i) review and approve the corporate goals and objectives with respect to compensation for the Chief Executive Officer, (ii) evaluate the Chief Executive Officer's performance in light of the established goals and objectives, and (iii) set the Chief Executive Officer's annual compensation, including salary, bonus, incentive and equity compensation.

•
On an annual basis, review and approve (i) the evaluation process and compensation structure for ISGI's other senior executives, and (ii) the Chief Executive Officer’s evaluation of the performance and his recommendations concerning the annual compensation, including salary, bonus, incentive and equity compensation, of other company executive officers, and (iii) the recruitment, retention and severance programs for ISGI senior executives and (iv) review the compensation structure for the Board of Directors.

•
As appropriate, make recommendations to the Board with respect to executive incentive-compensation plans and equity-based plans and administer any incentive plans and bonus plans that include senior officers. Stock option grants are made by the Options Committee, for non-senior officers, but are ratified by the Compensation Committee in its compensation review.

•	Assist the Board in developing and evaluating potential candidates for senior officer positions, including the Chief Executive Officer, and oversee the development of executive succession plans.

•	Review an annual report on executive compensation for inclusion in ISGI's proxy statement.

Compensation Committee Composition

The Compensation Committee shall be comprised solely of “independent” directors in accordance with the then current rules of the SEC and the American Stock Exchange (“AMEX”). An independent director cannot have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. For example, an independent director generally cannot receive payments from the company or any parent or subsidiary of the company in excess of $60,000 during the current or any of the past three fiscal years, other than (i) compensation for board or board committee service and (ii) payments arising solely from investments in the company's securities. “Independence” also requires a three-year cooling-off period for directors who are or were employees of ISGI, or of its independent auditors and for family members of the above. If future SEC or AMEX rules require a more limited definition of “independent,” then this charter will be deemed amended when so required to conform with any additional limitations. The Compensation Committee's chairperson shall be designated by the full Board or, if it does not do so, the Compensation Committee members shall elect a chairperson by vote of a majority of the Compensation Committee.

Policies and Procedures.

In carrying out its responsibilities, the Compensation Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to help ensure that the corporate accounting and reporting practices of ISGI meet or exceed all applicable legal and business standards. However, the Compensation Committee will:

•	Investigate any matter brought to its attention within the scope of its duties.

•	Obtain the approval of the full Board of Directors of this Charter and review and reassess this Charter at least annually or as conditions dictate.

•	Meet in an executive session at least annually near the end of ISGI’s fiscal year, and more frequently as circumstances dictate.

•	Be governed by majority vote of its members.

•	Report its actions and any recommendations to the Board after each Compensation Committee meeting and review its performance as a committee on an annual basis.

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors such as consultants and shall determine the extent of funding necessary for the payment of compensation to such persons.

EXHIBIT C

INFOSMART GROUP, INC.
BOARD OF DIRECTORS
NOMINATING COMMITTEE CHARTER

Originally Adopted June 4, 2007
Amended and Restated November 15, 2007

1.	The Nominating Committee shall be comprised solely of “independent” directors as defined by the SEC and the American Stock Exchange.

2.	The Nominating Committee will observe the following procedures in identifying and evaluating candidates for election to the Company's Board of Directors.

3.
The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board's ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees shall reflect the Company's practice of re-nominating incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

4.
Consistent with this policy, in considering candidates for election at annual meetings of shareholders, the Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

5.	The Committee will evaluate the qualifications and performance of the incumbent directors that desire to continue their service. In particular, as to each such incumbent director, the Committee will-

•	consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the Committee;

•	review the assessments of the performance of the director during the preceding term made by the Company's Governance Committee; and

•	determine whether there exist any special, countervailing considerations against re-nomination of the director.

6.  If the Committee determines that-

•	an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term; and

•
there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee's view the incumbent should not be re-nominated, the Committee will, absent special circumstances, propose the incumbent director for re-election.

7.
The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filing vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board.

8.
The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates[; where such a search firm is engaged, the Committee shall set its fees and scope of engagement].

9.	As to each recommended candidate that the Committee believes merits consideration, the Committee will-

•
cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company's proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate;

•	determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director;

•	determine if the candidate possesses any of the specific qualities or skills that under the Committee's policies must be possessed by one or more members of the Board;

•	consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and

•	consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

10.
It is appropriate for the Committee, in its discretion, to solicit the views of the Chief Executive Officer, other members of the Company's senior management and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors.

11.	In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.

12.	Based on all available information and relevant considerations, the Committee ill select, a candidate who, in the view of the Committee, is most suited for membership on the Board.

13.
In making its selection, the Committee will evaluate candidates proposed by shareholders under criteria similar to the evaluation of other candidates, except that the Committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The Committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual meeting.

14.	The Committee shall maintain appropriate records regarding its process of identifying and evaluating candidates for election to the Board.

EXHIBIT D

CERTIFICATE OF AMENDENT OF
ARTICLES OF INCORPORATION OF
INFOSMART GROUP, INC.

Parker Seto and Po Nei Sze certify that:

1.	They are the President and the Secretary, respectively, of INFOSMART GROUP, INC., a California corporation (the “Corporation”).

2.	Section (c) Article III of the Articles of Incorporation of the Corporation, entitled “Authorized Shares” is amended to read in its entirety as follow:

“(c) The total number of outstanding common shares just prior to this amendment is ______________. On the amendment of this Article (the “Split Effective Date”), each _____ (__) common share issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically without any action on the part of the holder thereof, be reclassified and changed into one common share, no par value, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. No shareholder of the Corporation shall transfer any fractional shares of common shares of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of common shares of the Corporation. Instead, any fractional shares shall be rounded to the next whole share.”

3.	The foregoing amendment to the Articles of Incorporation of the Corporation has been duly approved by the Corporation’s Board of Directors.

4.
The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903, California Corporations Code. The Corporation has two classes of voting stock: (i) Common Stock, and (ii) Series B Convertible Preferred Stock. The total number of outstanding Common Stock shares of the Corporation entitled to vote thereon was ___________, and the total number of outstanding Series B Convertible Preferred Stock shares of the Corporation entitled to vote thereon was ___________. The required vote for holders of Common Stock was a majority of the Common Stock shares. The required vote for holders of Series B Convertible Preferred Stock was sixty-seven percent (67%) of that number of Common Shares into which the outstanding shares of Series B Convertible Preferred Stock could be converted on November 26, 2007. The number of shares voting in favor of the Amendment equaled or exceeded the vote required by each class of voting stock.

We further declare under penalty or perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: __________________

____________________________
Parker Seto, President

____________________________
Po Nei Sze, Secretary

PROXY
(For holders of Common Stock)

INFOSMART GROUP, INC.
5th Floor, QPL Industrial Building
126-140 Texaco Road
Tsuen Wan, Hong Kong

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS PARKER SETO AND PO NEI SZE AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF INFOSMART GROUP, INC. HELD OF RECORD BY THE UNDERSIGNED ON NOVEMBER 26, 2007, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 9, 2008 OR ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)

1.	To elect seven directors to serve until the 2009 annual meeting of the shareholders.

FOR all nominees listed (except as marked to the contrary )

WITHHOLD AUTHORITY to vote for all nominees listed

01 Andrew Chung Yuen Chang	02 Po Nei Sze	03 Chung Kwok

04 Simon Lee	05 Wai Chuen Leung	06 Joseph Chang

07 Chi-Man Lam

(Instruction: To withhold authority to vote for any individual nominee,  place a line through the nominee’s name.)

2.	To ratify the appointment of Parker Randall CF (H.K.) CPA Limited as the Company’s registered independent public accountants for the 2007 fiscal year.

	FOR	AGAINST	ABSTAIN

3.	To authorize the Board of Directors of the Company to effect, in its discretion, a reverse stock split of the Company’s shares of Common Stock in the range of ___-for-one (___:1) to ____-for-one (___:1) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first (“Reverse Stock Split”).

	FOR	AGAINST	ABSTAIN

4.	In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

	FOR	AGAINST	ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned shareholder(s) in items 1, 2, 3, and 4 above. If this card contains no specific voting instructions, the shares will be voted FOR the election of all nominees for director; FOR the ratification of the auditors; and FOR the Reverse Stock Split.

Dated

Signature	Signature if held jointly

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

PROXY
(For holders of Series B Convertible Preferred Stock)

INFOSMART GROUP, INC.
5th Floor, QPL Industrial Building
126-140 Texaco Road
Tsuen Wan, Hong Kong

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS PARKER SETO AND PO NEI SZE AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF THAT NUMBER OF WHOLE SHARES OF COMMON STOCK OF INFOSMART GROUP, INC. INTO WHICH THE UNDERSIGNED’S SHARES OF SERIES B CONVERTIBLE PREFERRD STOCK HELD OF RECORD BY THE UNDERSIGNED ON NOVEMBER 26, 2007 COULD BE CONVERTED ON THE RECORD DATE, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 9, 2008 OR ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)

1.	To elect seven directors to serve until the 2009 annual meeting of the shareholders.

FOR all nominees listed (except as marked to the contrary )

WITHHOLD AUTHORITY to vote for all nominees listed

01 Andrew Chung Yuen Chang	02 Po Nei Sze	03 Chung Kwok

04 Simon Lee	05 Wai Chuen Leung	06 Joseph Chang

07 Chi-Man Lam

(Instruction: To withhold authority to vote for any individual nominee,  place a line through the nominee’s name.)

2.	To ratify the appointment of Parker Randall CF (H.K.) CPA Limited as the Company’s registered independent public accountants for the 2007 fiscal year.

	FOR	AGAINST	ABSTAIN

3.	To authorize the Board of Directors of the Company to effect, in its discretion, a reverse stock split of the Company’s shares of Common Stock in the range of ___-for-one (___:1) to ____-for-one (___:1) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first (“Reverse Stock Split”).

	FOR	AGAINST	ABSTAIN

4.	In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

	FOR	AGAINST	ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned shareholder(s) in items 1, 2, 3, and 4 above. If this card contains no specific voting instructions, the shares will be voted FOR the election of all nominees for director; FOR the ratification of the auditors; and FOR the Reverse Stock Split.

Dated

Signature	Signature if held jointly

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.